UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 17, 2003
(Date of report; date of
earliest event reported)

COMMISSION FILE NUMBERS: 333-75464, 333-105077

CAPITAL AUTO RECEIVABLES, INC.
ON BEHALF OF
CAPITAL AUTO RECEIVABLES ASSET TRUST 2003-1
CAPITAL AUTO RECEIVABLES ASSET TRUST 2003-2
CAPITAL AUTO RECEIVABLES ASSET TRUST 2003-3
(Exact name of registrant as specified in its charter)

DELAWARE	38-3082892
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

C/O GENERAL MOTORS ACCEPTANCE CORPORATION
200 RENAISSANCE CENTER
P.O. BOX 200 DETROIT, MICHIGAN
48265-2000
(Address of principal executive offices)
(Zip Code)

(313) 556-5000
(Registrant’s telephone number, including area code)

SIGNATURES
INDEX TO EXHIBITS
Monthly Servicing Reports

ITEM 5. OTHER EVENTS.

On November 17, 2003, the principal and interest collected during the preceding calendar month as provided for in the Trust Sale and Servicing Agreements, dated as of January 15, 2003, June 11, 2003 and August 14, 2003 (the Agreements), for Capital Auto Receivables Asset Trust 2003-1, Capital Auto Receivables Asset Trust 2003-2 and Capital Auto Receivables Asset Trust 2003-3 (the Trusts), respectively, among General Motors Acceptance Corporation, as servicer, Capital Auto Receivables, Inc., as seller, and the Trusts, as issuers, were distributed to holders of notes (Noteholders) and certificates (Certificateholders) representing undivided interests in the Trusts. In accordance with the Agreements, the Servicer’s Certificates, as defined in the Agreements, were furnished to the Indenture Trustee, as defined in the Agreements, for the benefit of the Noteholders and Certificateholders and as such, were distributed by the Indenture Trustee, to the Noteholders and Certificateholders. A copy of the Servicer’s Certificates is included as Exhibit 20.1 to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT
NO.	DOCUMENT DESCRIPTION

20.1	Monthly Servicing Reports for the October 2003 Collection Period

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL AUTO RECEIVABLES ASSET TRUST 2003-1 CAPITAL AUTO RECEIVABLES ASSET TRUST 2003-2 CAPITAL AUTO RECEIVABLES ASSET TRUST 2003-3

	By:	GENERAL MOTORS ACCEPTANCE CORPORATION

(Administrator, not in its individual capacity but solely as Administrator on behalf of the Trust)

Dated: November 26, 2003		By: /s/ Jerome B. Van Orman, Jr.

Name: Jerome B. Van Orman, Jr.
Title: Vice President — Finance

3

INDEX TO EXHIBITS

EXHIBIT
NO.	Document Description

20.1	Monthly Servicing Reports for the October 2003 Collection Period